CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our reports dated February 20, 2007, relating to the financial statements and financial highlights which appear in the December 31, 2006 Annual Reports to Shareholders of Columbia Small Company Growth Fund, Variable Series, Columbia Large Cap Growth Fund, Variable Series, Columbia S&P 500 Index Fund, Variable Series, Columbia Strategic Income Fund, Variable Series, Columbia Mid Cap Value Fund, Variable Series, Columbia Money Market Fund, Variable Series, Columbia Large Cap Value Fund, Variable Series, Columbia Small Cap Value Fund, Variable Series, Columbia Asset Allocation Fund, Variable Series, Columbia Federal Securities Fund, Variable Series and Columbia International Fund, Variable Series which are also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings "Financial Highlights" and "Independent Registered Public Accounting Firm" in such Registration Statement.





/s/ PricewaterhouseCoopers LLP
Boston, Massachusetts
April 25, 2007